Exhibit 99.1

Runway Growth Finance Corp. Provides Third Quarter 2022 Portfolio Update

–	Completed Nine Investments in New and Existing Portfolio Companies Representing $216 Million in New Commitments and $161 Million in Funded Loans
–	Total Loan Commitments and Funded Investments Grew to $2.0 Billion and $1.6 Billion Since Inception

WOODSIDE, Calif., October 6, 2022—Runway Growth Finance Corp. (“Runway Growth”) (Nasdaq: RWAY), a leading provider of flexible capital solutions to late- and growth-stage companies seeking an alternative to raising equity, today provided an operational and portfolio update for the third quarter ended September 30, 2022.

“Fueled by prudent deployment of leverage and further expansion of our investment team, Runway Growth delivered record third quarter originations, completing nine investments in new and existing portfolio companies,” said David Spreng, Founder and CEO of Runway Growth. “Our team has built the strongest pipeline we have seen to date. Runway Growth has established itself as a preferred lender for high-quality, innovative companies seeking minimally dilutive growth capital. Our execution during the third quarter demonstrates that companies are embracing venture debt as a strategic vehicle for growth amidst a challenging valuation backdrop. Runway Growth is well positioned to execute against our long-term initiatives while creating meaningful shareholder value.”

Originations

In the third quarter of 2022, Runway Growth funded nine investments: two investments in new portfolio companies, and seven new investments in existing portfolio companies. These include:

●	Completion of a new $75 million senior secured term loan commitment to Kin Insurance (“Kin”), funding $50 million at close. Kin is a direct-to-consumer homeowner’s insurance business. The company’s end-to-end platform handles all aspects of the business in-house, from lead generation to bind-and-quote/underwriting to claims;

●	Completion of a new $35 million senior secured term loan commitment to TRACON Pharmaceuticals, Inc. (“Tracon”) (NASDAQ: TCON), funding $10 million at close. Tracon is a clinical stage biotech company that acquires, develops and seeks to commercialize therapeutic drugs for various severe oncology indications with unmet need;

●	Providing a new $75 million senior secured term loan to existing portfolio company, CloudPay, Inc. (“CloudPay”), funding $60 million at close, which refinanced and upsized CloudPay’s previous $45 million senior secured term loan. CloudPay develops and offers a cloud-based payroll platform, managed services, and treasury services to provide end-to-end payroll solutions to multinational organizations. The company’s platform offers accurate, standardized payroll processing in over 130 countries, through a single SaaS platform, which enables organizations to increase efficiency, streamline compliance, and achieve greater visibility into payroll;

●	Completion of a $6 million upsize and follow-on investment in existing portfolio company Fidelis Cybersecurity, Inc. (“Fidelis”). Fidelis is a cybersecurity company focused on threat detection, hunting, and targeted response of advanced threats and data breaches. Fidelis serves a list of blue-chip private sector and government customers;

●	Completion of a $15 million upsize and funding of $10 million follow-on investments in two additional advances to existing portfolio company Allurion Technologies, Inc. (“Allurion”). Allurion was founded in 2009 with one mission: end obesity. The Allurion program combines medical, digital, and nutritional approaches and engages an entire team to jumpstart weight loss and form lifelong healthy habits;

●	Completion of $10 million upsize and funding of $5 million follow-on investments in two additional advances to existing portfolio company Epic IO Technologies, Inc. (“Epic IO”). Epic IO is the global technology holding company for IntelliSite and Broad Sky Networks. Epic IO is focused on wireless connectivity and solutions powered by AI and Internet of Things (IoT) that seek to make customers safer, smarter, and more connected; and

●	Funding of a $20 million follow-on investment to existing portfolio company Gynesonics, Inc. (“Gynesonics”). Gynesonics is a women’s healthcare company focused on the development of minimally invasive solutions for symptomatic uterine fibroids. Gynesonics’ treatment system is a breakthrough alternative to hysterectomy and myomectomy procedures, and can treat a wide range of fibroid types, sizes, and locations. The fibroids are treated from inside the uterus, so the Sonata® Treatment requires no incisions, no tissue is surgically removed, and the uterus is preserved.

Liquidity Events

During the third quarter ended September 30, 2022, Runway Growth experienced one liquidity event totaling $10.8 million:

●	FiscalNote, Inc. (NYSE: NOTE) made a partial prepayment of $10.8 million to its outstanding principal balance including interest and associated fees.

Portfolio Construction and Management

Runway Growth delivered its third consecutive quarter of strong originations against continued market volatility, driven by our selective focus on innovative late-stage companies. Since inception, Runway has endeavored to strategically construct a weather-proof portfolio that can perform in all economic cycles. Runway Growth utilizes its own proprietary risk analytics and process to evaluate all investment opportunities. We believe this rigor will be beneficial in future periods as we accelerate portfolio growth and support passionate entrepreneurs by providing access to minimally dilutive growth capital.

As of September 30, 2022, our portfolio included 48 debt investments and 50 equity investments (which includes warrants received in conjunction with debt investments) in 43 portfolio companies, consisting of late and growth-stage businesses in technology, life sciences, healthcare, information services, and select consumer services and products industries. Our normal business operations include ongoing communication with our portfolio companies, and the Runway Growth team has proactively increased the frequency of communications given the current dynamic market landscape.

In summary, Runway Growth is constructing a portfolio that provides stable yields and attractive returns from debt investments. That is our commitment to all our stakeholders. Our borrowers are performing well and carefully navigating an increasingly uncertain economic environment.

About Runway Growth Finance Corp.

Runway Growth is a growing specialty finance company focused on providing flexible capital solutions to late- and growth-stage companies seeking an alternative to raising equity. Runway Growth is a closed-end investment fund that has elected to be regulated as a business development company under the Investment Company Act of 1940. Runway Growth is externally managed by Runway Growth Capital LLC, an established registered investment advisor that was formed in 2015 and led by industry veteran David Spreng. For more information, please visit www.runwaygrowth.com.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties, including the impact of COVID-19 and related changes in base interest rates and significant market volatility on our business, our portfolio companies, our industry and the global economy. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Runway Growth’s filings with the Securities and Exchange Commission. Runway Growth undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

IR Contacts:

Stefan Norbom, Prosek Partners, snorbom@prosek.com

Thomas B. Raterman, Chief Financial Officer and Chief Operating Officer, tr@runwaygrowth.com